UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OWL ROCK CORE INCOME CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Re: Proxy Reminder Email

We wanted to make you aware that proxy materials for ORCC, ORCC II, ORCC III, ORCIC and ORTF were sent to all shareholders on July 9, 2021 for this year's annual meetings. If you or your clients were a shareholder of record on July 6, 2021, we would encourage you to vote as soon as possible by going to www.proxyvote.com or by calling 1-800-690-6903 and providing the control # which is listed in the email or proxy card you received.

PROPOSALS ON THE BALLOT

•	To elect two board members, Christopher M. Temple and Melissa Weiler, for 3-year terms

•	To ratify the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2021

•	To transact other business as may properly come before the annual meeting, or any postponement or adjournment thereof

The voting deadline is August 25, 2021 at 11:59 PM ET.

Should you have any questions, please contact the Blue Owl Sales Desk at 888-215-2015 or email salesdesk@blueowl.com.

FOR INVESTMENT PROFESSIONAL USE ONLY. NOT FOR USE WITH CLIENTS OR THE GENERAL PUBLIC.

This communication is for informational purposes only and is not an offer or a solicitation to sell or subscribe for any fund and does not constitute investment, legal, regulatory, business, tax, financial, accounting or other advice or a recommendation regarding any securities of Blue Owl, of any fund or vehicle managed by Blue Owl, or of any other issuer of securities.

Copyright© Blue Owl Capital Inc. 2021. All rights reserved.

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